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                                                                  EXHIBIT (A)(6)

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
MORGAN STANLEY DEAN WITTER                    1585 BROADWAY
                                              NEW YORK, NEW YORK 10036
                                              (212) 761-7055
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                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             @ ENTERTAINMENT, INC.
                                       AT
                              $19.00 NET PER SHARE
                                       BY
                            BISON ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                     UNITED PAN-EUROPE COMMUNICATIONS N.V.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON TUESDAY, JULY 6, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                   June 15, 1999

TO BROKERS, DEALERS, COMMERCIAL BANKS,
   TRUST COMPANIES AND OTHER NOMINEES:

    We have been appointed by Bison Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United Pan-Europe Communications N.V., a public company with limited liability incorporated under the laws of The Netherlands ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of @ Entertainment, Inc., a Delaware corporation (the "Company"), at a price of $19.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which were previously sent to you. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Stock in your name or in the name of your nominee.

    Enclosed herewith for your information and forwarding to your clients are copies of the Schedule 14D-9 of the Company, which includes an Information Statement and a copy of Goldman Sachs International's fairness opinion.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 6, 1999, UNLESS THE OFFER IS EXTENDED.
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    Please note the following:

        1. The Offer Price is $19.00 per share of Common Stock, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase previously sent to you.

        2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Stock which represents at least a majority of all of the issued and outstanding shares of Common Stock on a fully diluted basis, on the date the Offer is consummated, (ii) the satisfaction of the HSR Condition (as defined in the Offer to Purchase),
    (iii) the satisfaction of the PAMC Condition (as defined in the Offer to Purchase) and (iv) if required by applicable law, the satisfaction of the EC Condition (as defined in the Offer to Purchase). The Offer is also conditioned upon the satisfaction of certain other terms and conditions described in the Offer to Purchase. See the Introduction and Section 1--"Terms of the Offer" and Section 14--"Conditions of the Offer" of the Offer to Purchase.

        3. The Offer is being made for all of the issued and outstanding shares of Common Stock.

        4. Tendering holders of Common Stock ("Holders") whose shares of Common Stock are registered in their own name and who tender directly to Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal previously sent to you, stock transfer taxes on the purchase of shares of Common Stock pursuant to the Offer. However, U.S. backup withholding tax at a rate of 31% may be withheld, unless an exemption is available or unless the required tax identification information is provided. See the "Important Tax Information" section contained in the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, July 6, 1999, unless the Offer is extended.

        6. The Board of Directors of the Company has unanimously (i) determined that each of the Offer and the Merger (as defined below) are advisable and fair to, and in the best interests of, the holders of the capital stock of the Company, including, but not limited to, the Holders, (ii) approved the Offer and the Merger and (iii) recommended the acceptance of the Offer, the approval of the Merger and the approval and adoption of the Merger Agreement (as defined below) by the stockholders of the Company.

        The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 2, 1999 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that, promptly upon consummation of the Offer, Parent will cause the Purchaser to be merged with and into the Company (the "Merger").

        7. In all cases, payment for shares of Common Stock accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such shares of Common Stock (the "Certificates") or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such shares of Common Stock into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in Section 3--"Procedures for Tendering Common Stock" of the Offer to Purchase, (ii) the Letter of Transmittal (or a copy thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required to be included with the Letter of Transmittal under the terms and subject to the conditions thereof and the Offer to Purchase. Accordingly, payment may not be made to all tendering holders at the same time depending upon when the Certificates are actually received by the Depositary.

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    In order to take advantage of the Offer (i) a duly executed and properly completed Letter of Transmittal (and any required signature guarantee or other required documents) or an Agent's Message in the case of shares of Common Stock held in book-entry form should be sent to the Depositary and (ii) Certificates representing the tendered shares of Common Stock or a timely Book-Entry Confirmation should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If a Holder wishes to tender, but it is impracticable for such Holder to forward such Holder's Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3--"Procedures for Tendering Common Stock" of the Offer to Purchase.

    Neither Parent nor the Purchaser will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Common Stock pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of shares of Common Stock to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, at 1585 Broadway, New York, New York 10036, telephone number (212) 761-7055 or to MacKenzie Partners, Inc., the Information Agent for the Offer, at 156 Fifth Avenue, New York, New York 10010, telephone number (212) 929-5500 (call collect) or (800) 322-2885.

    Requests for copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent at the above addresses and telephone numbers.

                                          Very truly yours,

                                          MORGAN STANLEY DEAN WITTER

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, PARENT, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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